CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 22, 1996 included in the Global Payment Technologies, Inc. (formerly Coin Bill Validator, Inc.) Annual Report on 10-KSB for the year ended September 30, 1996 and to all references to our firm included in the Registration Statement.


                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP


Melville, New York
October 2, 1997